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                                                                   EXHIBIT 23(B)

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of NBD Bancorp, Inc. on Form S-4 of the report of Deloitte & Touche dated October 27, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of AmeriFed Financial Corp. for the year ended September 30, 1993 and to the reference to Deloitte & Touche LLP under the heading "EXPERTS" in the Proxy Statement-Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Chicago, Illinois
September 26, 1994